NORTH SQUARE INVESTMENTS TRUST

POWER OF ATTORNEY

The undersigned constitutes each of Alan E. Molotsky, Mark D. Goodwin, David J. Gaspar, Robert M. Kurucza and Steven G. Cravath, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of North Square Investments Trust, the Registration Statement on Form N-14 relating to the proposed reorganizations of the funds listed below, each a series of Investment Managers Series Trust (each, a “Target Fund”), into the corresponding series of North Square Investments Trust listed below (each, an “Acquiring Fund”), and any and all amendments to such Registration Statement, including pre-effective amendments and post-effective amendments, with all exhibits thereto:

Target Fund	Acquiring Fund
Oak Ridge Disciplined Growth Fund	North Square Oak Ridge Disciplined Growth Fund
Oak Ridge Dividend Growth Fund	North Square Oak Ridge Dividend Growth Fund
Oak Ridge Dynamic Small Cap Fund	North Square Dynamic Small Cap Fund
Oak Ridge Global Resources & Infrastructure Fund	North Square Global Resources & Infrastructure Fund
Oak Ridge International Small Cap Fund	North Square International Small Cap Fund
Oak Ridge Multi Strategy Fund	North Square Multi Strategy Fund
Oak Ridge Small Cap Growth Fund	North Square Oak Ridge Small Cap Growth Fund

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such Registration Statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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Dated:     September 11, 2018

/s/ David B. Boon
David B. Boon, Trustee

/s/ Mark D. Goodwin
Mark D. Goodwin, Trustee

/s/ Donald J. Herrema
Donald J. Herrema, Trustee

/s/ Catherine A. Zaharis
Catherine A. Zaharis, Trustee